                                                                   Exhibit 10.24



                                FIRST AMENDMENT
                                      TO
                               CREDIT AGREEMENT



     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "First Amendment") is dated as of the 30th day of September 1997, and entered into among METRO NETWORKS, INC., a Delaware corporation (the "Borrower"), the Lenders party thereto, and NATIONSBANK OF TEXAS, N.A., a national banking association, individually and as Administrative Lender (in such latter capacity, the "Administrative Lender").

                                  WITNESSETH:

     WHEREAS, the Borrower, the Lenders, and the Administrative Lender entered into a Credit Agreement, dated as of October 22, 1996, for a loan facility in the amount of $30,000,000 (as amended, restated, waived or otherwise modified from time to time, the "Credit Agreement"); and

     WHEREAS, the Lenders, the Administrative Lender, and the Borrower have agreed to amend the Credit Agreement to make certain changes to the terms therein upon the terms and conditions set forth below;

     NOW, THEREFORE, for valuable consideration hereby acknowledged, the Borrower, the Lenders and the Administrative Lender agree as follows:

     SECTION 1. Definitions. Unless specifically defined or redefined below, capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

     SECTION 2. Amendment to Schedules and Exhibits. The table of Schedules and Exhibits to the Credit Agreement on page v of the Credit Agreement shall be amended to add to the end of the list of Exhibits "Exhibit I: Form of Application for Letters of Credit".

     SECTION 3. Addition of the definition of "Application". The definition of "Application" shall be added to Article 1 in alphabetical order on page 3 of the Credit Agreement as follows:

     "Application" means that certain standard form application for letters of credit from NationsBank of Texas, N.A. the form of which is attached hereto as
Exhibit I.

     SECTION 4. Amendment to Section 2.16(b) of the Credit Agreement. Section 2.16(b) on page 29 of the Credit Agreement shall be deleted in its entirety and the following Section 2.16(b) shall be substituted in its stead:

          (b) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 a.m. (Dallas time) on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower, through an Authorized Signatory, to the Issuing Bank, which shall give to the Administrative Lender and each Lender prompt notice thereof by telex, telecopier or cable. Prior to such issuance, the Borrower shall deliver an executed and delivered Application providing for the issuance of Letters of Credit (a "Letter of Credit Agreement"), provided that if any terms and conditions of the Application are inconsistent with this Agreement, this Agreement shall control. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telex, telecopier or cable, specifying therein, in the case of a Letter of Credit, the requested (A) date of such issuance (which shall be a Business Day),
     (B) maximum amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit, (E) form of such Letter of Credit and (F) such other information as shall be required pursuant to the relevant Letter of Credit Agreement. If the requested terms of such Letter of Credit are acceptable to the Issuing Bank in its reasonable discretion, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article 3 hereof, make such Letter of Credit available to the Borrower at its office referred to in
     Section 11.1 hereof or as otherwise agreed with the Borrower in connection with such issuance.

     SECTION 5. Amendment to Section 3.2 of the Credit Agreement. Section 3.2 on page 37 of the Credit Agreement shall be deleted in its entirety and the following Section 3.2 shall be substituted in its stead:

          Section 3.2 Conditions Precedent to All Advances and Letters of Credit. The obligation of each Lender to make each Advance except any Refinancing Advance, and the obligation of the Issuing Bank to issue each Letter of Credit (including the initial Letter of Credit) hereunder is subject to fulfilment of the following conditions immediately prior to or contemporaneously with each such Advance or issuance:

               (a) With respect to Advances other than Refinancing Advances and each issuance of a Letter of Credit (including the initial Letter of Credit), all of the representations and warranties of the Borrower under this Agreement, which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance of issuance, shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of the Advance or issuance;

               (b) The incumbency of the Authorized Signatories and other officers shall be as stated in the certificate of incumbency delivered in the certificate pursuant to Section 3.1(a) hereof or as subsequently modified and reflected in certificates of incumbency delivered to the Administrative Lender. The Lenders may, without waiving this condition, consider it fulfilled and a representation by the Borrower made to such effect if no written notice to the contrary, dated on or before the date of such Advance or issuance, is received by the Administrative Lender prior to the making of such Advance or issuance;

               (c) There shall not exist a Default or and Event of Default hereunder, with respect to Advances other than Refinancing Advances and with respect to issuance of each Letter of Credit;

               (d) The aggregate Advances and amount available for draws under Letters of Credit, after giving effect to such proposed Advance or Letter of Credit, shall not exceed the Commitment;

               (e) The Borrower shall have executed and delivered a Letter of Credit Agreement with respect to any request for any Letter of Credit; and

               (f) The Administrative Lender shall have received all such other certificates, reports, statements or other documents as the Administrative Lender may reasonably request.


          Each request by the Borrower to the Administrative Lender or the Issuing Bank, as appropriate, for an Advance or the issuance of a Letter of Credit shall constitute a representation and warranty by the Borrower as of the date of the making of such Advance or the issuance of such Letter of Credit that all the conditions contained in this Section 3.2 have been satisfied.

     SECTION 6. Amendment to Section 7.3(h) of the Credit Agreement. Section 7.3(h) on page 55 of the Credit Agreement shall be deleted in its entirety and the following Section 7.3(h) shall be substituted in its stead:

          (h) Other Investments primarily related the Borrower's Business not to exceed $573,678.00 in aggregate purchase price amount, provided that no Default exists prior to or after giving effect to the purchase of any such Investment.

     SECTION 7. Amendment to Section 7.6 of the Credit Agreement. Section 7.6 on page 56 of the Credit Agreement shall be deleted in its entirety and the following Section 7.6 shall be substituted in its stead:

          Section 7.6 Acquisitions. The Borrower shall not, and shall not permit any Subsidiary to, make any Acquisition except

                (a) single Acquisitions, the Acquisition Consideration for which does not exceed $3,500,000 and so long as in any fiscal year the aggregate Acquisition Consideration paid by the Borrower and the Subsidiaries for all Acquisitions during such fiscal year does not exceed $7,500,000 and

               (b) single Acquisitions the aggregate Acquisition Consideration for which equal or exceeds $3,500,000, if each Lender receives financial projections in form and substance acceptable to the Lenders and demonstrating compliance with (i) the covenants described in
          Section 6.3(a) hereof and (ii) the required repayments as a result of the reductions in the Commitment set forth in Section 2.6(c) hereof, each after giving effect to such acquisition and for the period beginning on such date of acquisition and ending on Maturity Date;

     and, in the case of each permitted Acquisition set forth above, only so long as in each such case (A) the Lenders shall have received prior written notice at least 30 Business Days prior to the date of such transaction, (B) the Administrative Lender shall have received at least 10 Business Days prior to the date of such transaction a Compliance Certificate in the form required by Section 6.3 hereof, but setting forth the covenant calculations described in Section 6.3(a) hereof both prior to and after giving effect to the proposed transaction, (C) no Default or Event of Default shall exist prior to or after such Acquisition, (D) the Person who is, or whose assets are being, acquired is engaged in the Borrower's Business, (E) the capital stock, partnership interests and Intercompany Notes, as applicable, of the Subsidiary being acquired are pledged pursuant to the appropriate Pledge Agreement, (F) the assets of the Subsidiary being acquired, or the assets being acquired, are pledged pursuant to the appropriate Security Agreement and (G) the Subsidiary being acquired becomes party to a Subsidiary Guaranty.

     SECTION 8.  Amendment to Section 7.11 of the Credit Agreement.  Section
7.11 on page 58 of the Credit Agreement shall be deleted in its entirety and the following Section 7.11 shall be substituted in its stead:

          Section 7.11 Fixed Charges Coverage Ratio. At the end of each fiscal quarter occurring during the periods indicated below, the Borrower, on a combined basis, shall not permit the ratio of (a) Operating Cash Flow for the four fiscal quarters then ending to (b) Fixed Charges for such fiscal quarters to be less than:

                  Period                                 Ratio
                  ------                                 -----

     From Agreement Date through June 30, 1997        1.25 to 1.00

     From July 1, 1997 through March 31, 1998         1.00 to 1.00

     From April 1, 1998 and thereafter                1.35 to 1.00

     SECTION 9. Amendment to Section 11.6(d) of the Credit Agreement. Section 11.6(d) on page 72 of the Credit Agreement shall be deleted in its entirety and the following Section 11.6(d) shall be substituted in its stead:

          (d) Each Lender may assign to one or more financial institutions or funds organized under the laws of the United States, or any state thereof, or under the laws of any other country that is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business (each, an "Assignee") its rights and obligations under this Agreement and the other Loan Document; provided, however, that (i) each such assignment shall be subject to the prior written consent of the Administrative Lender and Borrower, which approval shall not be unreasonably withheld (provided that without the consent of the Borrower or the Administrative Lender, any Lender may make assignments to its Affiliates or another Lender), (ii) each such assignment shall be of a constant, and not a varying, percentage of the Lender's rights and obligations under this Agreement, (iii) the amount of the Commitment, Advance and Reimbursement Obligations being assigned pursuant to each such assignment (determined as of the date of the assignment with respect to such assignment) shall in no event be less than $5,000,000 and which is an integral multiple of $1,000,000, (iv) the applicable Lender, Administrative Lender and applicable Assignee shall execute and deliver to the Administrative Lender an Assignment and Acceptance Agreement (an "Assignment Agreement") in substantially the form of Exhibit H hereto, together with the Notes subject to such assignment and
     (v) the Assignee or the Lender executing the Assignment as the case may be, shall deliver to the Administrative Lender a processing fee of $2,500. Upon such execution, delivery and acceptance from and after the effective date specified in each Assignment, which effective date shall be at least three Business Days after the execution thereof, (A) the Assignee thereunder shall be party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment, have the rights and obligations of a Lender hereunder and (B) the Administrative Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment, relinquish such rights and be released from such obligations under this Agreement. The Borrower shall not be liable for any fees or expenses of the Administrative Lender, any Lender, or any Assignee, incurred in connection with such an Assignment.

     SECTION 10. Addition of Exhibit I. The Credit Agreement shall be amended to add Exhibit I thereto, such Exhibit I to be in the form attached to this First Amendment as Exhibit I.

     SECTION 11. Affirmation. The Borrower hereby acknowledges and agrees that nothing in this First Amendment shall affect the Borrower's obligations under the Credit Agreement or the other Loan Documents executed in connection therewith (except as specifically provided in this First Amendment), which remain valid, binding and enforceable, and except as amended hereby, unamended, or shall constitute a waiver by the Lenders of any of their rights or remedies, now or at any time in the future, with respect to any requirement under the Credit Agreement or other Loan Documents or with respect to an Event of Default or Default, occurring now or at any time in the future.

     SECTION 12. Conditions Precedent. This First Amendment shall not be effective until:

          (a) all proceedings of the Borrower taken in connection with this First Amendment and the transactions contemplated hereby shall be satisfactory in form and substance to the Administrative Lender and Lenders signatory hereto, and the Administrative Lender shall have received copies of incumbency certificates, and

          (b) the Administrative Lender and Lenders shall have each received such documents, instruments, and certificates, etc., each in form and substance satisfactory to the Lenders, as the Lenders shall deem necessary or appropriate in connection with this First Amendment and the transactions contemplated hereby.

     SECTION 13. Representations and Warranties. The Borrower represents and warrants to the Lenders and the Administrative Lender that (a) the Borrower has the corporate power and has taken all necessary corporate action, to authorize it to enter into and deliver this First Amendment and all related documentation,
(b) this First Amendment constitutes its legal, valid, and binding obligations, enforceable in accordance with the terms hereof (subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium, or other laws or principles of equity affecting the enforcement of creditors' rights generally), (c) there exists no Event of Default or Default under the Credit Agreement after giving effect to this First Amendment, (d) its representations and warranties set forth in the Credit Agreement and other Loan Documents are true and correct on the date hereof after giving effect to this First Amendment,
(e) it has complied with all agreement and conditions to be complied with by it under the Credit Agreement and the other Loan Documents by the date hereof, (f) the Credit Agreement, as amended hereby, and the other Loan Documents remain in full force and effect, and (g) no notice, or consent of, any Person is required under the terms of any agreement of the Borrower in connection with the execution of this First Amendment.

     SECTION 14. Further Assurances. The Borrower shall execute and deliver such further agreements, documents, instruments, and certificates in form and substance satisfactory to the Administrative Lender, as the Administrative Lender or any Lender may deem reasonably necessary or appropriate in connection with this First Amendment.

     SECTION 15. Counterparts. This First Amendment and the other Loan Documents may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof of any such agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

     SECTION 16. GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT PURSUANT TO ARTICLE 5069-15.10(b), TITLE 79, REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, IT IS AGREE THAT THE PROVISIONS OF CHAPTER 15, TITLE 79, REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, SHALL NOT APPLY TO THE ADVANCES, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE BORROWER AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION WITH THIS FIRST AMENDMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 17. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE LENDER AND THE LENDERS HEREBY KNOWINGLY VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH LENDER ENTERING INTO THIS FIRST AMENDMENT AND MAKING ANY ADVANCES HEREUNDER.

     SECTION 18. ENTIRE AGREEMENT. THIS FIRST AMENDMENT TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



================================================================================
            THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.
================================================================================

     IN WITNESS WHEREOF, this First Amendment to Credit Agreement is executed as of the date first set forth above.


BORROWER:                           METRO NETWORKS, INC.



                                       /s/ TIM MCMILLIN
                                    ________________________________________
                                    By:  Tim McMillin
                                    Its: Senior Vice President and Chief
                                         Financial Officer


ADMINISTRATIVE LENDER:              NATIONSBANK OF TEXAS, N.A.,
                                    as Administrative Lender



                                    ________________________________________
                                    By:  Whitney L. Busse
                                    Its: Vice President



LENDERS:                            NATIONSBANK OF TEXAS, N.A., as a Lender



                                    ________________________________________
                                    By:  Whitney L. Busse
                                    Its: Vice President


                                    THE BANK OF NOVA SCOTIA, as a Lender



                                    ________________________________________
                                    By:_____________________________________
                                    Its:____________________________________



     IN WITNESS WHEREOF, this First Amendment to Credit Agreement is executed as of the date first set forth above.


BORROWER:                           METRO NETWORKS, INC.



                                    ________________________________________
                                    By:  Tim McMillin
                                    Its: Senior Vice President and Chief
                                         Financial Officer


ADMINISTRATIVE LENDER:              NATIONSBANK OF TEXAS, N.A.,
                                    as Administrative Lender


                                       /s/ WHITNEY L. BUSSE
                                    ________________________________________
                                    By:  Whitney L. Busse
                                    Its: Vice President



LENDERS:                            NATIONSBANK OF TEXAS, N.A., as a Lender


                                       /s/ WHITNEY L. BUSSE
                                    ________________________________________
                                    By:  Whitney L. Busse
                                    Its: Vice President


                                    THE BANK OF NOVA SCOTIA, as a Lender



                                    ________________________________________
                                    By:_____________________________________
                                    Its:____________________________________





     IN WITNESS WHEREOF, this First Amendment to Credit Agreement is executed as of the date first set forth above.


BORROWER:                           METRO NETWORKS, INC.



                                    ________________________________________
                                    By:  Tim McMillin
                                    Its: Senior Vice President and Chief
                                         Financial Officer


ADMINISTRATIVE LENDER:              NATIONSBANK OF TEXAS, N.A.,
                                    as Administrative Lender


                                    ________________________________________
                                    By:  Whitney L. Busse
                                    Its: Vice President



LENDERS:                            NATIONSBANK OF TEXAS, N.A., as a Lender


                                    ________________________________________
                                    By:  Whitney L. Busse
                                    Its: Vice President


                                    THE BANK OF NOVA SCOTIA, as a Lender


                                       /s/ VINCENT J. FITZGERALD, JR.
                                    ________________________________________
                                    By:  Vincent J. Fitzgerald, Jr.
                                    Its: Authorized Signatory

Each of the following signatories has reviewed the First Amendment and hereby acknowledges the First Amendment and affirms that each Subsidiary Security Agreement, Subsidiary Pledge Agreement, Subsidiary Guaranty and each other Loan Document executed by such Subsidiary respectively, constitutes its legal, valid, and binding obligation, enforceable in accordance with the terms thereof (subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium, or other laws or principles of equity affecting the enforcement of creditors' rights generally).



                                       METRO TRAFFIC CONTROL, INC.



                                         /s/ TIMOTHY D. MCMILLIN
                                       ___________________________________
                                       By:  Timothy D. McMillin
                                       Its: SVP and CFO



                                       WASHINGTON NEWS NETWORK, INC.




                                         /s/ TIMOTHY D. MCMILLIN
                                       ___________________________________
                                       By:  Timothy D. McMillin
                                       Its: SVP and CFO

                                   EXHIBIT I


                   FORM OF APPLICATION FOR LETTERS OF CREDIT

                                   EXHIBIT 1

                                                                                  APPLICATION AND AGREEMENT
NATIONSBANK                                                                       FOR STANDBY LETTER OF CREDIT
------------------------------------------------------------------------------------------------------------------------------------
LETTER OF CREDIT DEPARTMENT                                    Letter of Credit Number                      Date
Please issue an Irrevocable Letter of Credit in                (For NationsBank use only)
favor of the Beneficiary substantially as shown
below and deliver the Credit by
[_] Regular Mail [_] Airmail [_] Courier [_] Teletransmission
------------------------------------------------------------------------------------------------------------------------------------
Applicant (full name and mailing address)                      BENEFICIARY (full name and mailing address; if courier delivery requested, full street address must be provided)

For Account of (if different from Applicant)


------------------------------------------------------------------------------------------------------------------------------------
Advising Bank (if left blank, NationsBank will choose as       Amount (in figures and words)
appropriate)

                                                               Currency                     (if left blank, U.S. dollars will apply)
                                                             -----------------------------------------------------------------------
                                                               Expiry Date (draft must be presented to drawee or for negotiation
                                                               [when negotiable] on or before)

------------------------------------------------------------------------------------------------------------------------------------
Available by draft(s) at SIGHT drawn at NationsBank's option, on NationsBank or NationsBank's correspondent when accompanied by the following document(s): (Please check the documents and fill in the blanks below as applicable)
[_] A written statement purportedly signed by (if left blank the Beneficiary) __________________________ with the following wording:

Quote ______________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________ Close Quote

[_] Other


____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

[_] Issue as per attached exhibit marked exhibit ____________________________ (exhibit must be signed by the Applicant and becomes an integral part of this Application).

NOTE: If the Credit provides for automatic renewal without amendment, Applicant agrees that it will notify NationsBank in writing at least sixty 60 days prior to the last day specified in the Credit by which NationsBank must give notice of nonrenewal as to whether or not it wishes the Credit to be renewed. Any decision to renew or not renew the Credit shall be in NationsBank's sole discretion. Applicant hereby acknowledges that in the event NationsBank notifies the Beneficiary of the Credit that it has elected not to renew the Credit, the Credit may be drawn on if permitted by the terms of the Credit and further acknowledges and agrees that Applicant shall have no claim or cause of action against NationsBank or defense against payment under the Agreement for NationsBank's renewal or non-renewal of the Credit in the exercise of NationsBank's discretion as set forth above.

Multiple Drawings [_] PROHIBITED (permitted if left blank)

--------------------------------------------------------------------------------
Special instructions to NationsBank NOT TO BE INCLUDED IN THE CREDIT (if any):





--------------------------------------------------------------------------------
The terms and conditions set out above and below, and any attached exhibits, supplements or schedules referred to in this Application, have been reviewed by Applicant, and by Applicant's signature below and for good and valuable consideration. Applicant agrees to the same and to be obligated and liable under the Agreement. In the event this Application requests an Account Party different from Applicant, then such party will sign below as Co-Applicant.
COMPLETION AND SUBMITTAL OF THIS APPLICATION BY APPLICANT DOES NOT OBLIGATE NATIONSBANK TO ENTER INTO THE AGREEMENT OR ISSUE THE REQUESTED CREDIT.

NOTICE OF FINAL AGREEMENT. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

________________________________________________________________   _________________________________________________________________
Name of Company, or signature if Applicant is an individual        Name of Company, or signature if Co-Applicant is an individual

By _____________________________________________________________   By ______________________________________________________________
   Authorized Signature/Title                                         Authorized Signature/Title

________________________________________________________________   _________________________________________________________________
Address                                                            Address

________________________________________________________________   _________________________________________________________________

________________________________________________________________   _________________________________________________________________

________________________________________________________________   _________________________________________________________________
Telephone                         Fax                              Telephone                            Fax

________________________________________________________________   _________________________________________________________________
Date                                                               Date
====================================================================================================================================
BANK USE ONLY
____________________________________________________________________________________________________________________________________
Approving NationsBank Officer - Signature          Approving NationsBank Officer - Printed        Officer Number

____________________________________________________________________________________________________________________________________
Officer - Title                                    Officer - Interoffice Address                  Cost Center Number

____________________________________________________________________________________________________________________________________
Officer Telephone Number (area code and number)    Purpose Code                                   Officer Fax (area code and number)

====================================================================================================================================

Standard Letter 1: _________________________________________________________ by (Swift/telex/mail/fax)

Standard Letter 2: _________________________________________________________ by (Swift/telex/mail/fax)

Standard Letter 3: _________________________________________________________ by (Swift/telex/mail/fax)

1. DEFINITIONS.

In the Agreement:

(1) "Agreement" means the Application, the terms and conditions set out above and below, and the Credit, together with any and all modifications, amendments and extensions of any thereof.

(2) "Applicable Interest Rate" means, unless otherwise defined in and governed by a separate agreement between NationsBank and Applicant, the lesser of the maximum lawful rate permitted by applicable law or a per annum rate (calculated on the basis of a 360 day year) equal to the sum of the prime rate of interest established by NationsBank from time to time (which is not necessarily the lowest or best rate of interest charged by NationsBank to any of its customers) plus three percent.

(3) "Applicant" means, singularly or collectively, and, if more than one, jointly and severally, each person or entity who has executed the Application as Applicant or Co-Applicant.

(4) "Application" means the foregoing application of Applicant relating to the Credit as such application may be amended or modified from time to time in accordance herewith.

(5) "Credit" or "Letter of Credit" means the letter of credit issued pursuant to the Application as it may be amended or modified from time to time in accordance herewith.

(6) "Instrument" means the Credit or any draft, receipt, acceptance or written demand (to include teletransmissions) for payment under the Credit.

(7) "NationsBank" means the banking subsidiary of NationsBank Corporation that issues the Credit in the sole discretion of NationsBank.

(8) "property" means goods and any and all documents related thereto, securities, funds, choses in action, and any and all other forms of property, whether real, personal or mixed and any right or interest therein.

2. PROMISE TO PAY.

(a) As to instruments drawn under or purporting to be drawn under the Credit, which are payable in United States currency: (i) in the case of each sight instrument, Applicant will reimburse NationsBank, at the address specified by NationsBank to Applicant, on demand, in United States currency, the amount paid thereon, or, if so demanded by NationsBank, will pay to NationsBank in advance the amount required to pay the same; and (ii) in the case of each time instrument, Applicant will pay to NationsBank, at the address specified by NationsBank to Applicant, in United States currency, the amount thereof, on demand but in any event not later than one business day prior to maturity of such time instrument at the place specified by the Credit for payment.

(b) As to instruments drawn under or purporting to be drawn under the Credit, which are payable in currency other than United States currency: (i) in the case of each sight instrument, Applicant will reimburse NationsBank, at the address specified by NationsBank to Applicant, on demand, in United States currency, the equivalent of the amount paid under the instrument at NationsBank's then current selling rate of exchange for teletransmission to the place of payment in the currency in which such instrument is payable, or, if so demanded by NationsBank, will pay to NationsBank, in advance, in United States currency, the equivalent of the amount required to pay the same; and (ii) in the case of each time instrument, Applicant will pay to NationsBank, at the address specified by NationsBank to Applicant, on demand but in any event sufficiently in advance of maturity of such time instrument to enable NationsBank to arrange for cover to reach the place of payment not later than three business days prior to maturity, the equivalent of the time instrument United States currency at NationsBank's then current selling rate of exchange for teletransmission to the place of payment in the currency in which such instrument is payable. If for any cause whatsoever there exists at the time in question no rate of exchange generally current for effecting transfers as above described, or such currency is not available for purchase by NationsBank, Applicant agrees to pay NationsBank on demand, at NationsBank's election, (i) an amount in United States currency equivalent to the actual cost to NationsBank of settlement of NationsBank's obligation to the holder of the instrument or other person, however and whenever such settlement shall be made by NationsBank, or (ii) an amount in United States currency equivalent to the estimated cost to NationsBank, as projected by NationsBank, of the future settlement of NationsBank's obligation to the holder of the instrument or other person, provided that upon the actual settlement of NationsBank's obligation, however and whenever occurring, NationsBank shall reimburse Applicant or Applicant shall pay to NationsBank, as the case may be, an amount in United States currency equal to the difference between the initial estimated payment by Applicant to NationsBank and the actual settlement amount paid by NationsBank.

(c) NationsBank may accept or pay any instrument presented to it, regardless of when drawn and whether or not negotiated, if such instrument, the other required documents and any transmittal advice are dated on or before the expiration date of the Credit, and NationsBank may honor, as complying with the terms of the Credit and of the Agreement, any instruments or other documents otherwise in order signed or issued by any person who is, or is in good faith believed by NationsBank to be, an administrator, executor, trustee in bankruptcy, debtor in possession, conservator, assignee for the benefit of creditors, liquidator, receiver or other legal representative or successor by operation of law of the party authorized under the Credit to draw or issue such instruments or other documents.

3. PROMISE TO PAY INTEREST AND FEES.

(a) Applicant will pay NationsBank, on demand: (i) NationsBank's commission at such rate as NationsBank may determine to be proper, (ii) unless actually paid or reimbursed to NationsBank by Beneficiary or another person or entity, all charges and expenses paid or incurred by NationsBank in connection with the Credit, including, without limitation, reasonable attorneys' fees for the enforcement of any rights hereunder, and (iii) interest on any amounts due by Applicant to NationsBank hereunder from the date due to the date of payment at the Applicable Interest Rate.

(b) No provision of the Agreement shall require the payment or permit the collection of interest in excess of the maximum rate permitted by applicable law.

4. CLEAN ADVANCES.

If the Application requests inclusion in the Credit of any provision for clean advances to the Beneficiary, NationsBank may place in the Credit such a provision in that respect as NationsBank may deem appropriate, under which any bank entitled to negotiate drafts under the Credit, acting in its discretion in each instance and upon the request and receipt in writing from the Beneficiary, may make one or more clean advances at any time on or prior to the date by which drafts are to be negotiated under the Credit. The aggregate of such advances shall in no event be more than the amount specified in the Application for clean advances, and whether or not specified therein in no event shall any such advance exceed the amount remaining available under the Credit at the time of the advance. While it is expected by Applicant that each such advance will be repaid by the Beneficiary to the bank that made the advance from the proceeds of any drafts drawn under the Credit, should any such advance not be thus repaid, Applicant will on demand pay NationsBank the amounts thereof as if such advances were evidenced by drafts drawn under the Credit. It is understood that neither NationsBank nor any bank which may make such advances shall be obligated to inquire into the use that may be made thereof by the Beneficiary and that NationsBank and each such bank shall be without liability for any wrongful use that may be made by the Beneficiary of any funds so advanced.

5. UNIFORM CUSTOMS AND PRACTICE.

The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue of the Credit by the International Chamber of Commerce (the "UCP") shall in all respects be deemed a part hereof as fully as if incorporated herein and shall apply to the Credit. Unless expressly provided otherwise in the Credit, in the event any provision of the UCP is or is construed to vary from or be in conflict with the laws of the United States of America or any state thereof, as from time to time amended and in force, the UCP shall prevail to the extent permitted by applicable law.

6. LICENSES AND COMPLIANCE.

Applicant will procure promptly any necessary licenses for the services performed or the import, export or shipping of property shipped under or pursuant or in connection with the Credit, and will comply with all foreign and domestic laws, rules and regulations now or hereafter applicable to the transaction related to the Credit or applicable to the execution, delivery and performance by Applicant of the Agreement. Applicant further agrees to furnish to NationsBank such evidence in respect of the above as NationsBank may at any time require.

7. INSURANCE.

Applicant shall keep such property as may be the subject of the Credit adequately covered by insurance in amounts, against risks and with companies satisfactory to NationsBank. Applicant hereby irrevocably grants its power of attorney to NationsBank and any of its officers, with the power of substitution to endorse any check in the name of Applicant received in payment of any loss or adjustment.

8. DEFAULT

(a) In the event of the happening of any one or more of the borrowing events (any such event being hereinafter called an "Event of Default"; namely, the nonpayment of any obligations of Applicant to NationsBank under the Agreement or otherwise), or to any other person or entity, now or hereafter existing when due, or (ii) the failure of Applicant to perform or observe any other term or covenant of the Agreement, or (iii) the dissolution or termination of existence of Applicant, or (iv) the institution by or against Applicant of any proceeding seeking to adjudicate Applicant a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of Applicant or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian, other similar official for Applicant or for any substantial part of its property, or
(v) any seizure, vesting or intervention by or under authority of a government by which the management of Applicant is displaced or its authority in the control of its business is curtailed, or (vi) the attachment of or restraint as to any funds or other property which may be in, or come into, the possession or control of NationsBank, or of any third party acting on NationsBank's behalf, for the account or benefit of Applicant, or the issuance of any order of court or other legal process against the same, or (vii) the occurrence of any of the above event with respect to any person or entity which has guaranteed any obligations of Applicant to NationsBank (under the Agreement or otherwise); then, or at any time after the happening of such event, the amount of the Credit, as well as any and all other obligations of Applicant under the Agreement, shall, at NationsBank's option, and whether or not otherwise then due and payable, become due and payable immediately without demand upon or notice to Applicant.

(b) Upon the occurrence and during the continuance of any Event of Default, NationsBank is hereby authorized to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by NationsBank or any subsidiary or affiliate of NationsBank to or for the credit or the account of Applicant against any and all of Applicant's obligations to NationsBank under the Agreement, irrespective of whether or not NationsBank shall have made any demand under the Agreement and although such deposits, indebtedness or obligations may be unmatured or contingent. NationsBank's rights under this Section 8(b) are in addition to other rights and remedies (including, without limitation, other rights of set-off) which NationsBank may have.

9. SECURITY.

(a) As collateral for the payment of any and all obligations of Applicant to NationsBank under the Agreement, Applicant hereby grants to NationsBank a security interest in (i) any and all documents of title, policies or certificates of insurance and other documents accompanying or related to instruments drawn under the Credit, and any and all other property shipped under or in connection with the Credit or in any way related thereto or to any of the instruments drawn thereunder (whether or not such documents or property are released to or upon the order of Applicant in trust or otherwise) and (ii) any and all proceeds and products of the foregoing. Also to secure the payment of any and all obligations of Applicant under the Agreement, NationsBank shall be subrogated to the rights (but shall have none of the obligations) of Applicant in respect of any transaction to which the Credit relates. Insofar as any property which may be held by NationsBank, or for NationsBank's account, as collateral hereunder may be released to or upon the order of Applicant, Applicant hereby acknowledges that such delivery of property is in trust pending satisfaction of Applicant's payment obligations to NationsBank, and hereby agrees to execute and/or file such receipts, agreements, forms or other documents as NationsBank may request to further evidence NationsBank's interests in such property, it being understood that NationsBank's rights as specified therein shall be in furtherance of and in addition to (but not in limitation of) NationsBank's rights hereunder. If at any time and from time to time NationsBank in good faith deems itself insecure and requires collateral (or additional collateral), Applicant will, on demand, assign and deliver to NationsBank as security for any and all obligations under the Agreement, collateral of a type and value satisfactory to NationsBank or pledge such cash collateral as NationsBank may require. NationsBank is hereby authorized, at its option at any time and with or without notice to Applicant, to transfer to or register in its name or the name of any NationsBank's nominees all or any part of the property subject to any of the security interests granted under or contemplated by the Agreement. NationsBank is also authorized, at its option, to file financing statements without the signature of Applicant with respect to all or any part of such property. Applicant will pay the cost of any such filing and, upon NationsBank's request, sign such instruments, documents or other papers, and take such other action, as NationsBank may reasonably require to perfect such security interests.

(b) If any Event of Default shall have occurred and be continuing, NationsBank may exercise in respect of the property subject to any of the security interests granted under or contemplated by the Agreement all the rights and remedies of a secured party on default under the applicable Uniform Commercial Code or any other applicable law, and also may, without notice except as specified below, sell such property or any part thereof in one or more parcels at public or private sale, at any NationsBank office or elsewhere, for cash, on credit or for future delivery, and upon such other terms as NationsBank may deem commercially reasonable. To the extent notice of sale of such property shall be required by law, reasonable notification shall be satisfied by written notice mailed or delivered to Applicant at the address specified above at least five business days prior to the date of public sale or prior to the date after which private sale is to be made. Applicant will pay to NationsBank on demand all costs and expenses (including, without limitation, reasonable attorney's fees and legal expenses) related or incidental to the custody, preservation or sale of, or collection from, or other realization upon, any of such property or related or incidental to the establishment, preservation or enforcement of NationsBank's rights in respect of any such property. In the event of sale of, collection from, or other realization upon all or any part of such property, NationsBank may, in its discretion, hold the proceeds thereof as additional collateral hereunder or then or at any time thereafter apply the proceeds thereof to the payment of such of the costs and expenses referred to above and such of the obligations of Applicant under the Agreement, whether or not then due, as NationsBank may determine in its discretion, any surplus to be paid over to Applicant or to whomever may be lawfully entitled to receive such surplus.

10. INDEMNITY.

Applicant will indemnify and hold NationsBank (such term to include for purposes of this paragraph NationsBank's affiliates and its affiliates, officers, directors, employees and agents) harmless from and against (i) all loss or damage arising out of NationsBank's issuance of, or any other action taken by NationsBank in connection with, the Credit other than loss or damage resulting from the gross negligence or willful misconduct of the party seeking indemnification, and (ii) all costs and expenses (including reasonable attorney's fees and legal expenses) of all claims or legal proceedings arising out of NationsBank's issuance of the Credit or incident to the collection of amounts owed by Applicant hereunder or the enforcement of NationsBank's rights hereunder, including, without limitation, legal proceedings related to any court order, injunction, or other process or decree restraining or seeking to restrain NationsBank from paying any amount under the Credit. Additionally, Applicant will indemnify and hold NationsBank harmless from and against all claims, losses, damages, suits, costs or expenses arising out of Applicant's failure to timely procure licenses or comply with applicable laws, regulations or rules, or any other conduct or failure of Applicant relating to or affecting the Credit.

11. EFFECT OF WAIVERS.

No delay, extension of time, renewal, compromise or other indulgence which may occur or be granted by NationsBank shall impair NationsBank's rights or powers hereunder. NationsBank shall not be deemed to have waived any of its rights hereunder, unless NationsBank or its authorized agent shall have signed such waiver in writing.

12. FINANCIAL INSTITUTION APPLICANT

If Applicant or Co-Applicant is a financial institution (the "Financial Institution") the Financial Institution hereby requests the issuance of the Credit for its customer (the "Customer"), who has also executed the Application as Applicant or Co-Applicant. In consideration of such issuance and as a direct and primary obligation, the financial Institution agrees to pay to NationsBank all amounts owed by the Customer under the Agreement when due, and to pay to NationsBank its fees and expenses according to its fee schedule from time to time in effect. The financial Institution hereby grants to NationsBank a security interest in all of the property in which the Customer has heretofore granted or may hereafter grant to the Financial Institution a security interest secure the obligations of the Customer to the Financial Institution arising out of the execution of the Application by the Financial Institution.

13. MISCELLANEOUS

(a) Any notice from NationsBank to Applicant shall be deemed given when mailed, postage paid, or when delivered to a courier, fee paid by shipper, addressed to Applicant at the last business address furnished by Applicant to NationsBank, or when confirmed by electronic confirmation to NationsBank as having been delivered via facsimile or other teletransmission. Any notice from Applicant to NationsBank shall be sent to the address of NationsBank specified by NationsBank to Applicant and shall be effective upon receipt by NationsBank.

(b) Each provision of the Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any provision of the Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Agreement.

(c) If any law, treaty, regulation or the interpretation thereof by any court or administrative or governmental authority shall impose, modify or deem applicable any capital, reserve, insurance premium or similar requirements against letters of credit issued by NationsBank and the result thereof shall be to increase the cost to NationsBank of making any payment under or issuing or maintaining the Credit or to reduce the yield to NationsBank in connection with the Credit or the Agreement, then, on demand, Applicant will pay to NationsBank, from time to time, such additional amounts as NationsBank may in good faith determine to be necessary to compensate NationsBank for such increased cost or reduced yield.

(d) Any and all payments made to NationsBank hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on net income and all income and franchise taxes of the United States and any political subdivisions thereof (such nonexcluded taxes being herein called "Taxes"). If Applicant shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 13(d)), NationsBank shall receive an amount equal to the sum NationsBank would have received had no such deductions been made, (ii) Applicant shall make such deductions, and (iii) Applicant shall pay the full amount deducted to the relevant authority in accordance with applicable law. Applicant will indemnify NationsBank for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this
Section 13(d)) paid by NationsBank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally assessed. This indemnification shall be made within 30 days from the date NationsBank makes written demand therefor. Within 30 days after the date of any payment of Taxes, Applicant will furnish to NationsBank the original or a certified copy of a receipt evidencing payment thereof.

(e) The Agreement shall be binding upon Applicant, its successors and assigns, and shall inure to the benefit of NationsBank, its successors, transferees and assigns; provided that any assignment by Applicant of any of its rights or obligations under the Agreement without the prior written consent of NationsBank shall be void.

(f) Applicant hereby authorizes NationsBank, in NationsBank's discretion, to set forth the terms of the Application in the Credit in such language as NationsBank deems appropriate, with variations not materially inconsistent with the Application.

(g) Any action, inaction, waiver or omission taken or suffered by NationsBank or by any of NationsBank's correspondents under or in connection with the Credit or any related instruments, services or property, if in good faith and in conformity with foreign or domestic laws, regulations or customs applicable thereto, shall be binding upon Applicant and shall not place NationsBank or any of NationsBank's correspondents under any resulting liability to Applicant. Without limiting the generality of the foregoing, NationsBank and NationsBank's correspondents may act in reliance upon any written, oral, telephonic, telegraphic, facsimile or other request or notice, believed in good faith to have been authorized, whether or not given or signed by an authorized person and by such written,oral, telephonic, telegraphic, facsimile or other request or notice, shall be binding on Applicant.

(h) Except as provided in Section 13(g), no term or provision of the Agreement can be changed orally, and no executory agreement shall be effective to modify or to discharge the Agreement unless such executory agreement is in writing and signed by NationsBank. Applicant's payment and indemnity obligations under the Agreement shall survive payment under or expiration of the Credit or termination of this Agreement.

4. JURISDICTION AND WAIVER.

Applicant hereby irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in the city, county, or district in which the principal office of NationsBank is located over any action or proceeding arising out of or relating to the Agreement, and Applicant hereby irrevocable agrees that all claims in respect to such action or proceeding may be heard and determined in such State or Federal court. APPLICANT HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING AND THE LACK OF PERSONAL JURISDICTION. TO THE FULLEST EXTENT IT MAY LAWFULLY AND EFFECTIVELY DO SO, EACH OF APPLICANT AND NATIONSBANK WAIVES THE RIGHT TO TRIAL BY JURY. Applicant irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Applicant at the last business address furnished by Applicant to NationsBank. Applicant agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing, however, in this Section 14, shall affect the right of NationsBank to serve legal process in any other manner permitted by law or affect the right of NationsBank to bring any action or proceeding against Applicant or its property in the courts of any other jurisdiction. Moreover, to the extent that Applicant has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise, with respect to itself or its property. Applicant hereby irrevocably waives such immunity in respect of its obligations under the Agreement.

15. AUTOMATIC PAYMENT

[ ] Applicant has elected to authorize NationsBank to effect payment of sums due under this Agreement by means of debiting Applicant's account number __________. This authorization shall not affect the obligation of Applicant to pay such sums when due without notice if there are insufficient funds in such account to make such payment in full when due, or if NationsBank fails to debit the account.

                           NATIONSBANK OF TEXAS,N.A.
                             METRO NETWORKS, INC.
                               CREDIT AGREEMENT
                               October 22, 1996

Commitment: $30,000,000

Assignment and Acceptance Agreement with Bank of Nova Scotia (12/18/96) sold 46 2/3%

Interest Rate (Applicable Margin) (page 3):

                                            Prime Rate           LIBOR
        Leverage Ratio                        Basis              Basis
        --------------                      ----------           -----

        (i) not less than 1.5 to 1             0.500             1.500
       (ii) less than 1:5 to 1
            not less than 1.0 to 1             0.250             1.250
      (iii) less than 1.0 to 1
            not less than .5 to 1              0.000             1.000
       (iv) less than 0.5 to 1                 0.000              .750

     Adjust Applicable Margin on quarterly basis effective 3 Business Days after receipt of financial statements required to be delivered pursuant Sec 6.1(b) or 6.2(b). (After final quarter can deliver unaudited financial statements for purpose of adjustment.) If not received Applicable Margin is not less than 1.5 to 1 until received.

     Default Rate: Prime + 2%

     Interest calculation (Sec 2.3) (page 19)

          Prime Advances: actual days/365 or 366
                            Paid on Quarterly Date (last Business Day of March,
                                                    June, September, December)

          LIBOR Advances: actual/360
                            Paid on due date
                            If Interest Period greater than 3 months, pay on
                             Quarterly Date in addition to due date

               LIBOR periods available (page 8) 1,2,3,6,12 (if available) month Limited to 6 LIBOR advances outstanding
               LIBOR rate determined 2 Business Days prior

Principal Payments (Schedule Reductions) (page 22)

          5% of $30,000,000 each quarter
             To extent amount borrowed exceeds cumulative effect of Commitment Reduction
          Commencing on Commitment Reduction Date (last Business Day of
             March 1999)
          Remaining balance due last Business Day of December 2003 (Maturity
             Date)

If last principal and/or interest payment date falls on non-Business Day:
     Payment due on next Business Day until next Business Day is in the next month
     Then payment due on preceding Business Day

Commitment Fee (Section 2.4) (page 20)

     Agreement Date through end of the fiscal quarter immediately preceding any fiscal quarter that outstanding advances exceed $10,000,000

          (i)  .25%* ($10,000,000-daily average advances outstanding)+
          (ii) .1875%* $20,000,000

     After exceed $10,000,000

          .25%* daily unused Commitment

Reimbursement Obligations reduce amount of unused Commitment

     Reimbursement Obligations maximum aggregate amount available under Letters of Credit

Hedging (Section 5.12) (page 48)

     Not less than 50% of Advances less $5,000,000
     Mutually acceptable to Borrower and Lender

Grace period (Section 8.1(b)) (page 60)

     Interest: Earlier of 2 Business Days after notice or 3 days from due
     Principal: None

Prepayment (Section 2.5) (page 21)

     Voluntary prepayment without penalty as long as not breaking LIBOR Advance

     Mandatory prepayment pay Prime Advances first, then LIBOR Advances

     Prepayments from Excess Cash Flow
          Prepay 50% of Excess Cash Flow prior to dividend
          No later than March 31 of following year

     Prepayments shall include accompanying accrued interest

     Minimum prepayments
          Prime: $50,000 in $10,000 increments
          LIBOR $100,000 in $100,000 increments

     Following Commitment Reduction Date prepayments don't reduce Scheduled Reductions

     Can reduce Commitment in whole or part (3 Business Days notice)

Change of Control (Section 8.1(o)) (page 62) is a default

                     REPORTING REQUIREMENTS AND COVENANTS

Quarterly (Section 6.1) (page 49)

     (a) within 50 days of quarter end

         Combined cash balance sheet, income statement, change in cash
            Current quarter and year to date
            Comparative to previous year
            Officer's certificate (President, Vice-President, Treasurer, or
             Chief Financial Officer)

     (b) within 45 days of quarter end

         Combined balance sheet, income statement, change in cash
            Current quarter and year to date
            Comparative to previous year
            Officer's certificate
            Detail separately cash vs. barter

Annual (Section 6.2) (page 49)

     (a) Within 95 days

         Combined cash balance sheet (current & previous year)
         Combined cash statements of earnings, changes in shareholder's equity, changes in cash
            Comparative to previous year
         Certified by independent certified public accountant

     (b) Within 90 days

         Combined balance sheet (current & previous year)
         Combined statements of earnings, changes in shareholder's equity, changes in cash
            Comparative to previous year
            Detail separately cash vs. barter
         Certified by independent certified public accountant

     No default letter (from public accountants) to be delivered simultaneously with (a) & (b)

     Within 60 days: Combined operating budget

Compliance Certificate (page 50)

     Calculation of Leverage Ratio

     Calculation of:

          7.1(e) Subordinated Indebtedness
          7.1(f) Other Indebtedness
          7.3(h) Permitted Investments
          7.6    Acquisitions
          7.10   Leverage Ratio
          7.11   Fixed Charges Coverage
          7.12   Debt Service Coverage Ratio
          7.18   Affiliation Agreements

     Agreement outstanding Advances and Reimbursement Obligations demonstrating compliance

Compliance Certificate should be substantially in the form of Exhibit G

COVENANTS:

     Excess Cash Flow and ratios 7.10, 7.11, 7.12 cash financial statements only (no barter)

7.1 Permitted Indebtedness (page 54)

     Prior debt (Schedule 8) (no increases)
     Subordinated Debt up to $5,000,000
        10 days prior to incurrence deliver Compliance Certificate Can't pay, modify, etc. if in default (Section 7.17) (page 59)
     Other Indebtedness up to $2,000,000

7.3 Investments (page 55)

     Prior investments (Schedule 7)
     $500,000 Other Investments (if no default) related primarily to Borrower's business
     CD's, Commercial paper (A-1/P-1) (under 1 year), Treasury obligations
      (under 365 days), Investment grade (highest 2) corporate obligations

7.6 Acquisitions (page 56)

     Single acquisition limit: $2,500,000
     Annual aggregate limit:   $5,000,000

          i   30 days notice
          ii  10 days prior Compliance Certificate & covenant calculations
              Before and after acquisition
          iii No default
          iv  Engaged in Borrower's business
          v & vi Pledged
          vii Subsidiary (if applicable) becomes party to Subsidiary Guaranty In addition, if greater than or equal to $2,500,000
          Financial projections
          Covenant compliance demonstrated

7.7 Dividends (page 57)

     Must comply with 2.5(c) (Prepayments from Excess Cash Flow)
     Not exceed 10% Excess Cash Flow
     No Default or Event of Default

     Excess Cash Flow (annual basis):

          Operating Cash Flow
          less Capital Expenditures
          less cash taxes
          less principal, interest, fees, other amounts scheduled to be paid on Indebtedness

7.10 Leverage Ratio (page 57)

     Not permit to be greater than:

          From Agreement Date through 3/31/98:  2.00 to 1
          4/1/98 through 3/1/99:                1.50 to 1
          4/1/98 and thereafter:                1.00 to 1

     Leverage Ratio = Total Debt/Operating Cash Flow (4 most recently ended quarters)

     Total Debt:

          Excluding Intercompany Notes
               (a) all principal and interest owing under Loan Documents
               (b) all debt evidenced by promissory note or other borrowed money
               (c) all Capitalized Lease Obligations
               (d) all Guaranties
               (e) all reimbursement obligations for letters of credit
               (f) all Seller Obligations

     Operating Cash Flow:

               Sum of (a) pre-tax net income
                      Excludes
                              (i) extraordinary gain (ii) loss including net gain/loss on sale of assets other than in the ordinary course of business (iii) non-cash credits to extent included in net income (iv) any Seller Obligation to extent treated as expense
               Plus (b) interest expense, depreciation and amortization, and other non-cash expense

               Includes any acquisitions made during previous 4 quarters Excludes any disposals made during previous 4 quarters


7.11 Fixed Charges Coverage (page 58)

     Ratio of Operating Cash Flow (last 4 quarters) to Fixed Charges (last 4 quarters) not to be less:

          From Agreement Date through 6/30/97:     1.25 to 1
          7/1/97 and thereafter                    1.35 to 1

     Fixed Charges:

                     (a) all payments of principal, interest, fees on
                         Indebtedness
                     (b) payments under Capitalized Leases
                     (c) Capital Expenditures
                     (d) cash taxes

          Includes any acquisitions made during previous 4 quarters Excludes any disposals made during previous 4 quarters

     Indebtedness:

                      (a) liabilities except general contingency or deferred tax reserves
                      (b) market value of any property that a Lien has been
                          granted to secure any obligation
                      (c) to extent not included Capitalized Lease Obligations,
                          all guaranties, obligations under sales and leaseback arrangements, obligations under Interest Hedge Agreements, indebtedness for borrowed money (Intercompany Notes excluded for covenants), all reimbursement obligations under letters of credit
                      (d) any withdrawal liability under ERISA
                      (e) Seller Obligations


7.12 Debt Service Coverage Ratio (page 58)

     Ratio of Operating Cash Flow (last 4 quarters) to Pro-Forma Debt Service (4 succeeding quarters) not be less than 1.75 to 1 at end of each fiscal quarter

     Pro-Forma Debt Service:

          Principal, interest, fees on Indebtedness for succeeding 4 fiscal quarters
          Interest rate = rate on date of determination



7.18 Affiliate Contracts (page 59)

     Affiliate Contracts greater than = to Affiliate Contracts previous quarter Only a Default if miss in 2 consecutive quarters

                               LETTERS OF CREDIT

Letters of Credit (Section 2.6) (page 28-34)

     Not to exceed the lesser of
          (i)  $2,500,000 or
          (ii) Commitment - Advances outstanding

     Expiration not later than earlier of

          (i)  Maturity Date
          (ii) One year
          Auto renewal if no Default or Event of Default

     3. Business Days notice from Authorized Signatory

          Notice should include:

               (a) date of issuance (Business Day)
               (b) maximum
               (c) expiration
               (d) name and address of beneficiary
               (e) form of Letter of Credit
               (f) other required relevant information

     Credit Fees

         $500 issuance fee
         Quarterly in arrears
         Actual days/360
         Same methodology for rate adjustment as Applicable Margin

         (A) If Leverage Ratio is not less than 1.5 to 1                                 1.500%
         (B) If Leverage Ratio is less than 1.5 to 1 but is not less than 1.0 to 1       1.25%
         (C) If Leverage Ratio is less than 1.0 to 1 but is not less than 0.5 to 1       1.00%
         (D) If Leverage Ratio is less than 0.5 to 1                                     0.75%

     Event of Default can require 100% of Letter of Credit to be put in collateral account
          Can charge $1,000 per year for collateral account

     Section 3.2 (pages 37-38)
     Conditions precedent to all Advance (other than Refinancing Advances) and Letters of Credit

          (a) all representations and warranties true and correct at such time in all material respects
          (b) incumbency certificate (closing OK if no contrary notice)
          (c) No Default with respect to Advances or LOC (other than Refinancing Advances)
          (d) No Event of Default with respect to any Refinancing Advance
          (e) Aggregates Advances & available for draw under LOC less than = Commitment

          Each request shall constitute a rep and warranty that Section 3.2 satisfied